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                                                                    EXHIBIT 99.3

                               THE HOCKEY COMPANY
                                      AND
                                SPORT MASKA INC.
                           OFFER FOR ALL OUTSTANDING
                   11 1/4% SENIOR SECURED NOTE UNITS DUE 2009
                                IN EXCHANGE FOR
                   11 1/4% SENIOR SECURED NOTE UNITS DUE 2009
                        WHICH HAVE BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

            , 2002

To Our Clients:

    Enclosed for your consideration is a prospectus, dated May   , 2002 (the
"Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of The Hockey Company and Sport Maska Inc. (the "Issuers") to exchange their 11 1/4% Senior Secured Note Units due 2009 which have been registered under the Securities Act of 1933, as amended (the "Exchange Units"), for their outstanding 11 1/4% Senior Secured Note Units due 2009 (the "Units"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement dated April 3, 2002, by and among the Issuers and the Initial Purchaser referred to therein.

    This material is being forwarded to you as the beneficial owner of the Units held by us for your account but not registered in your name. A TENDER OF SUCH UNITS MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

    Accordingly, we request instructions as to whether you wish us to tender on your behalf the Units held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

    Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Units on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on             , 2002 unless extended by the Issuers. Any
Units tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

    Your attention is directed to the following:

     1. The Exchange Offer is for any and all Units.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions to, and Amendment of, the Exchange Offer."

     3. Any transfer taxes incident to the transfer of Units from the holder to the Issuers will be paid by the Issuers, except as otherwise provided in the Instructions in the Letter of Transmittal.

     4. The Exchange Offer expires at 5:00 p.m., New York City time, on
                    , 2002 unless extended by the Issuers.

    If you wish to have us tender your Units, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER UNITS.
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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by The Hockey Company and Sport Maska Inc. with respect to its Units.

    This will instruct you to tender the Units held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

    Please tender the Units held by you for my account as indicated below:

________________________________________________________________________________

           Please tender the Units held by you for my account as
/ /        indicated below:

                          AGGREGATE PRINCIPAL AMOUNT AT
                                MATURITY OF UNITS

           11 1/4% Senior Secured Note Units due 2009: $

/ /        Please do not tender any Units held by you for my account.

           Dated:             , 2001

           Signature(s):

           Print Name(s) here:

           (Print Address(es)):

           (Area Code and Telephone Number(s)):

           (Tax Identification of Social Security Number(s)):

________________________________________________________________________________

    None of the Units held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Units held by us for your account.

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